                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




                                 August 9, 2001
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                Date of Report (date of earliest event reported)




                     McLAREN PERFORMANCE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)




Delaware                             0-16176                   84-1016459
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(State or other                    (Commission              (I.R.S. Employer
jurisdiction                       File Number)            Identification No.)
of incorporation)




               32233 West Eight Mile Road, Livonia, Michigan 48152
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               (Address of principal executive offices) (Zip Code)




                                 (248) 477-6240
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               Registrant's telephone number, including area code




   --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.

On August 9, 2001, McLaren Performance Technologies, Inc. issued the following press release:

McLaren Performance Technologies Receives Notification from Nasdaq, Announces Plan to Appeal Potential Delisting

         Livonia, Mich. (August 9, 2001)-McLaren Performance Technologies, Inc. (NASDAQ: MCLN) announced that on August 2, 2001, it received a Nasdaq Staff Determination indicating that it failed to comply with the minimum bid price of $1 required for continued listing on The Nasdaq SmallCap Market as set forth in Marketplace Rule 4310(c)(4). Pursuant to Nasdaq rules, McLaren's common stock is subject to delisting from The Nasdaq SmallCap Market.

         McLaren, a Livonia, Mich.-based developer and manufacturer of high-performance automotive and traction systems, said it has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and to request continued listing. The date for the hearing has not been established. McLaren has been advised that Nasdaq will not take any further action to delist the common stock pending the conclusion of the hearing.

         "The board and management believe that continued listing on Nasdaq is an important element in our strategy to provide value and liquidity for shareholders," said Steven Rossi, president and chief executive officer of McLaren Performance Technologies. "The turnaround and growth initiatives implemented by the new management team are beginning to take hold, as evidenced by increased sales and improved performance. Since August 3, 2001, our stock has had a bid price in excess of $1, which we believe reflects our improved performance and efforts to better communicate McLaren's intrinsic value to the investment community."

         McLaren said there can be no assurance, however, that it will be successful in its appeal to the Nasdaq Listing Qualifications Panel, and that if the Panel accepts the Staff Determination, its common stock will be delisted. In the event that the common stock is delisted, McLaren or its market makers, as applicable, will apply to have the common stock quoted on the OTC Bulletin Board or other quotation system or exchange on which McLaren and the common stock may be eligible.

         McLaren provides full-service design, development, fabrication, manufacturing, testing, validation and certification of engines, powertrains and related components. In addition, it develops and a license patented traction-control technology and has full vehicle development and prototyping capability. McLaren was first established as the engine development company for Bruce McLaren Motor Racing, in 1969.

         This release contains forward-looking statements within the meaning of
Section 21E of the securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives. The forward-looking statements herein are based on current expectations that involve judgments with respect to, among other things, future economic, competitive, and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any one of the assumptions could be inaccurate and, there fore, can be no assurance that the forward-looking statements included in this release will prove to be accurate.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          McLAREN PERFORMANCE TECHNOLOGIES, INC.



Date: August 9, 2001                      By: /s/ Chris J. Panzl
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                                              Chris J. Panzl, Chief
                                              Financial Officer